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Exhibit 10.34

TIME NOTE

        For the value received, FORTEL Inc. promises to pay to the order of William R. Lonergan, the sum of Fifty Thousand ($50,000.00) dollars, payable with interest thereon at the rate of 18% per annum on the unpaid balance.

        The entire sum of principal and accrued interest shall be fully payable on September 20, 2001.

        In the event of default, FORTEL Inc. agrees to pay all reasonable attorney fees and costs of collection.

        Signed under seal this 22nd day of June, 2001.

FORTEL Inc.
By:	/s/ ASA W. LANUM Asa W. Lanum, President & CEO
By:	/s/ ROMEO R. DIZON Romeo R. Dizon, Acting CFO

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  Exhibit 10.34